Exhibit 2.2

                      PLAN AND AGREEMENT OF REORGANIZATION

First amendment to Plan and Agreement of Reorganization (this "Agreement") entered into on the 29th day of June, 2001, by and among E-STREET ACCESS, INC., a New Jersey corporation ("Street"), HIGHLAND HOLDINGS INTERNATIONAL, INC., a Delaware corporation subject to the reporting requirements imposed pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended ("Highland"), and certain stockholders of Street signatory hereto ("Shareholders" or "Street Shareholders").


1. Paragraph 7(q) of the Agreement sets forth on Exhibit G, the names of directors of Highland who will take office at the time of closing. The language of the Agreement notwithstanding, it is understood and agreed that no change in the majority of directors shall occur without compliance with Section 14(f) of the Exchange Act of 1934 and any other applicable regulations.


     IN WITNESS WHEREOF, the parties have duly executed this amendment this 16th day of July, 2001.


E-Street Access, Inc.                      Highland Holdings International, Inc.


By: /s/ John Derrico                        By: /s/ John Demoleas
   ------------------------------              --------------------------------
    John Derrico, President                     John Demoleas, President



THE UNDERSIGNED SHAREHOLDERS OF E-STREET ACCESS, INC., COLLECTIVELY OWN 70% OF THE CURRENTLY OUTSTANDING SHARES OF E-STREET ACCESS, INC., APPROVE OF THE FOREGOING AMENDMENT AND THE TRANSACTION THEREIN DESCRIBED, AND FOR THE LIMITED PURPOSE OF THEIR AGREEMENT TO SECTIONS 7(p).


/s/ Joseph Schultz                                  /s/ John Derrico
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    Joseph Schultz                                      John Derrico

/s/ Warren B. Minton                                /s/ Lorraine Schneider
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    Warren B. Minton                                    Lorraine Schneider


/s/ Primo Ianieri
-------------------------------
    Primo Ianieri